Independent auditors' consent

The board and shareholders
AXP Market Advantage Series, Inc.


We consent to the use of our reports included or incorporated herein by reference and to the references to our Firm under the heading "Financial Highlights" in the prospectuses included or incorporated herein by reference, under the heading "INDEPENDENT AUDITORS" in the Statements of Additional Information incorporated herein by reference and under the heading "Experts" of the combined Proxy Statement/Prospectus on Form N-14.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    September 10, 2002